Exhibit 99.1

FOR IMMEDIATE RELEASE

ENNIS, INC. REPORTS RESULTS FOR THE

QUARTER ENDED MAY 31, 2024 AND DECLARES QUARTERLY DIVIDEND

Midlothian, TX. June 17, 2024 -- Ennis, Inc. (the “Company”), (NYSE: EBF), today reported financial results for the first quarter ended May 31, 2024. Highlights include:

•
Revenues were $103.1 million for the quarter compared to $111.3 million for the same quarter last year, a decrease of $8.2 million or 7.4%.
•
Earnings per diluted share for the current quarter were $0.41 compared to $0.45 for the comparative quarter last year.
•
Our gross profit margin for the quarter was 30.0% compared to 30.6% for the comparative quarter last year.

Financial Overview

The Company’s revenues for the first quarter ended May 31, 2024 were $103.1 million compared to $111.3 million for the same quarter last year, a decrease of $8.2 million, or 7.4%. Gross profits totaled $30.9 million for a gross profit margin of 30.0%, as compared to $34.0 million, or 30.6%, for the same quarter last year. Net earnings for the quarter were $10.7 million, or $0.41 per diluted share, as compared to $11.6 million, or $0.45 per diluted share for the same quarter last year.

Keith Walters, Chairman, Chief Executive Officer and President, commented by stating, “Our results for the quarter were within our expectations given softening demand amidst an uncertain economic environment. While we experienced a decline compared to the first quarter of our previous fiscal year, our gross profit margin showed a 160-basis point increase over the previous quarter as revenues, profits and earnings per share all increased this quarter. Our EBITDA increased from $18.1 million last quarter to $19.0 million this quarter. While revenues have decreased compared to the same quarter last year, our EBITDA as a percentage of sales has held steady at 18.4%.

"In the first quarter we completed the integration of our ERP system at two of our recent acquisitions and are beginning to see improved performance. This along with our disciplined cost management and pricing strategies contributed to our improved margins over the sequential quarter, despite continued pressure from soft market conditions with increasingly competitive pricing.

"We believe we have one of the strongest balance sheets in the industry, with no debt and significant cash. During the quarter, with cash on hand we repurchased 91,883 shares of our common stock in the open market at an average price of $19.79 per share and increased our investment in U.S. government treasury bills $2.6 million while we continue to pursue greater returns through additional acquisition opportunities. Our profitability and strong financial condition will allow us to continue operations and fund acquisitions without incurring debt. Given those strengths, we also anticipate timely access to credit should larger acquisition opportunities materialize. We continue to focus on delivering profitability and returns to our shareholders."

Reconciliation Non-GAAP Measure

To provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations, from time to time the Company reports the non-GAAP financial measure of EBITDA (EBITDA is calculated as net earnings before interest expense, tax expense, depreciation, and amortization). The Company may also report adjusted gross profit margin, adjusted earnings and adjusted diluted earnings per share, each of which is a non-GAAP financial measure.

Management believes that these non-GAAP financial measures provide useful information to investors as a supplement to reported GAAP financial information. Management reviews these non-GAAP financial measures on a regular basis and uses them to evaluate and manage the performance of the Company’s operations. Other companies may calculate non-GAAP financial measures differently than the Company, which limits the usefulness of the Company’s non-GAAP measures for comparison with these other companies. While management believes the Company’s non-GAAP financial measures are useful in evaluating the Company, when this information is reported it should be considered as supplemental in nature and not as a substitute or an alternative for, or superior to, the related financial information prepared in accordance with GAAP. These measures should be evaluated only in conjunction with the Company’s comparable GAAP financial measures.

The following table reconciles EBITDA, a non-GAAP financial measure, for the three-months ended May 31, 2024 and 2023 to the most comparable GAAP measure, net earnings (dollars in thousands).

	Three months ended
	May 31,	May 31,
	2024	2023
Net earnings	$10,687	$11,635
Income tax expense	4,054	4,525
Interest expense	—	—
Depreciation and amortization	4,243	4,344
EBITDA (non-GAAP)	$18,984	$20,504
% of sales	18.4%	18.4%

In Other News

On June 14, 2024 the Board of Directors declared a quarterly cash dividend of 25.0 cents per share on the Company’s common stock. The dividend is payable on August 5, 2024 to shareholders of record on July 5, 2024.

About Ennis

Founded in 1909, the Company is one of the largest private-label printed business product suppliers in the United States. Headquartered in Midlothian, Texas, Ennis has production and distribution facilities strategically located throughout the USA to serve the Company’s national network of distributors. Ennis manufactures and sells business forms, other printed business products, printed and electronic media, integrated forms and labels, presentation products, flex-o-graphic printing, advertising specialties, internal bank forms, plastic cards, secure and negotiable documents, specialty packaging, direct mail, envelopes, tags and labels and other custom products. For more information, visit www.ennis.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

Certain statements that may be contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These statements are subject to numerous uncertainties, which include, but are not limited to, the erosion of demand for our printer business documents as the result of digital technologies, risk or uncertainties related to the completion and integration of acquisitions, and the limited number of available suppliers and variability in the prices of paper and other raw materials. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K for the fiscal year ending February 29, 2024. The Company does not undertake, and hereby disclaims, any duty or obligation to update or otherwise revise any forward-looking statements to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events, although its situation and circumstances may change in the future. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

For Further Information Contact:

Mr. Keith S. Walters, Chairman, Chief Executive Officer and President

Ms. Vera Burnett, Chief Financial Officer

Mr. Dan Gus, General Counsel and Secretary

Ennis, Inc.

2441 Presidential Parkway

Midlothian, Texas 76065

Phone: (972) 775-9801

Fax: (972) 775-9820

www.ennis.com

	Three months ended
Condensed Consolidated Operating Results	May 31,
	2024	2023
Net Sales	$103,108	$111,294
Cost of goods sold	72,204	77,253
Gross profit	30,904	34,041
Selling, general and administrative	17,170	18,343
Loss (gain) from disposal of assets	4	—
Income from operations	13,730	15,698
Other income	1,011	462
Earnings before income taxes	14,741	16,160
Income tax expense	4,054	4,525
Net earnings	$10,687	$11,635

Weighted average common shares outstanding
Basic	26,156,928	25,839,651
Diluted	26,279,646	25,979,533

Earnings per share
Basic	$0.41	$0.45
Diluted	$0.41	$0.45

	May 31,	February 29,
Condensed Consolidated Balance Sheet Information	2024	2024
Assets
Current Assets
Cash	$91,363	$81,597
Short-term investments	32,326	29,325
Accounts receivable, net	43,909	47,209
Inventories, net	41,003	40,037
Prepaid expenses	2,537	3,214
Total Current Assets	211,138	201,382
Property, plant & equipment, net	55,106	54,965
Operating lease right-of-use assets, net	8,836	9,827
Goodwill and intangible assets, net	130,747	132,676
Other assets	340	340
Total Assets	$406,167	$399,190
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$15,542	$11,846
Accrued expenses	17,176	17,541
Current portion of operating lease liabilities	4,075	4,414
Total Current Liabilities	36,793	33,801
Other non-current liabilities	15,001	15,548
Total liabilities	51,794	49,349
Shareholders' Equity	354,373	349,841
Total Liabilities and Shareholders' Equity	$406,167	$399,190

	Three months ended
	May 31,
Condensed Consolidated Cash Flow Information	2024	2023
Cash provided by operating activities	$23,105	$21,726
Cash used in investing activities	(5,052)	(7,129)
Cash used in financing activities	(8,287)	(6,459)
Change in cash	9,766	8,138
Cash at beginning of period	81,597	93,968
Cash at end of period	$91,363	$102,106